Exhibit 10.9

DIAMOND REAL ESTATE, LLC

LEASE AGREEMENT

(THIS IS A COMMERCIAL TRIPLE NET LEASE.)

THIS LEASE AGREEMENT, is made and entered into this 20th day of November, 2021, by and between “Landlord” and “Tenant” hereinafter named:

Definitions and certain Basic Provisions:

A.	“Landlord”: Diamond Real Estate, LLC.
Landlord’s address for Notices and Requests:
Diamond Real Estate, LLC
10404 Vineyard Blvd., Suite D
Oklahoma City OK 73120

B.	“Tenant”: Agro Capital Mangaement Corp dba Primo Laboratories

Tenant’s address for Notices and Requests:

2620 Regatta Drive,
Suite 102,
Las Vegas, NV 89128

C.	The “Building”: For the purpose of this Lease Agreement, the “Building” shall be known as the Village Town Center, which is located at 2222 W. Hefner Road, Oklahoma City, Suite C, together with all improvements located thereon and the surrounding land and parking areas, are collectively referred to herein as the “Building.”

D.	“Premises” or “Leased Premises”: 1,700 square feet, more or less.

E.	“Term” (3) Three years and 3 months

F.	“Term Commencement Date”: November 20, 2021

G.	“Term Expiration Date”: December 31, 2024

1. RENT. TENANT agrees to pay Landlord as rental for the above described property the sum of $2,408.33 per month, payable on or before the first day of each month during the term of this Lease. ($1,983.33 rent, plus $425.00 CAM charges). First monthly lease payment shall start on December 1, 2021.

2. LATE CHARGE. A late charge of $200.00 shall be assessed on any such payment made after the 5th of the month in which said payment is due. Late charges shall be considered an additional rental and if not paid as required shall constitute a default by TENANT .

3. SECURITY DEPOSIT. Beginning with Tenant’s occupancy of the Leased Premises and at all times thereafter during the Term of this Lease, Tenant shall maintain a Security Deposit with Landlord in the amount of $2,408.33 The Security Deposit may be applied toward the payment of accrued rent and the amount, if any, of damages Landlord has suffered by reason of Tenant’s noncompliance with this Lease. If Landlord applies any portion of the Security Deposit against accrued rent or damages, the remainder shall be refunded to Tenant at the conclusion of the Lease. Tenant expressly understands that under no circumstances shall the Security Deposit be deemed an advance payment of the last monthly rent payment. Landlord shall not be required to keep this deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.

4. USE OF PREMISES. TENANT agrees to take good care of the Premises and not use them for an purpose other than PROCESSING AND SELLING PRODUCTS AND GENERAL OFFICE AND ITS RELATED BUSINESSES and related items. TENANT agrees to require all employees to park in the parking area provided by LANDLORD in order that parking spaces most convenient for customers will be available at all times.

5. TENANT MAINTENANCE. Except as set forth in Section 6, TENANT shall maintain in good order, condition and repair the interior of the Premises, including all heating and air conditioning equipment and electrical and lighting facilities, and plumbing, and the improvements and equipment installed by TENANT in the Premises, and shall replace all broken glass, including plate glass and exterior show windows, and repair any broken doors. TENANT shall make all other repairs to the interior of the Premises, whether of a like or different nature, including damages caused by unauthorized breaking and entering, except those which LANDLORD is specifically obligated to make.

In the event TENANT fails to maintain the Premises in good order, condition and repair, LANDLORD shall give TENANT notice to do such acts as reasonably required as to maintain the Premises, using only licensed or bonded contractors. In the event TENANT fails to promptly to commence such work or diligently prosecute the same to completion, LANDLORD may, but is not obligated to, do such acts and expend such funds at the expense of the TENANT as are reasonably required to perform such work. Any amount so expended by LANDLORD shall be paid by TENANT promptly after with demand with interest of eighteen (18%) per annum from the date of such work. LANDLORD shall have no liability to TENANT for any damage, inconvenience or interference with the use of the Premises by the TENANT as a result of performing any such work or by reason of undertaking the repairs.

6. LANDLORD MAINTENANCE. LANDLORD shall repair and maintain the structural portion of the Premises, including exterior walls and roof, unless such maintenance and repair is caused in whole or in part by the neglect, fault or omission of TENANT , its agents, employees or invitees, or by unauthorized breaking and entering, in which event TENANT shall pay to LANDLORD the cost of maintenance and repair. LANDLORD shall have no obligation to repair until a reasonable time after the receipt by LANDLORD of written notice of the need for repairs. Unless otherwise specifically provided in this Lease, there shall be no abatement of rent and no liability of LANDLORD by reason of any injury to or interference with TENANT ‘S business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, or parking lot.

Any provision of Section 5 to the contrary notwithstanding, LANDLORD shall pay for all “major repairs” to the Premises. As used herein, a “major repair” is any repair to damage not caused by the negligence or intentional acts of the TENANT , its agents, employees or invitees, the aggregate cost of which exceeds $100.00, such as repairs or replacements to the compressor in the A/C unit, the blower in the furnace or the roof.

7. ALTERATION. TENANT shall not erect or place any signs or advertising on or visible from the exterior of the Premises, nor alter the exterior or make any alterations or additions to the Premises without the LANDLORD’S prior written consent, not to be unreasonably withheld. All alterations, additions, and improvements made by TENANT to or upon Premises, except furniture, equipment and fixtures, shall at once when made or installed been deemed to have been attached to the freehold and to have become the property of LANDLORD; provided, however, if prior to termination of this Lease or within fifteen (15) days thereafter, LANDLORD may direct written notice to TENANT , TENANT shall promptly remove the additions, improvements, fixtures and installation which were placed in the Premises by TENANT and which are designated in said notice and shall repair any damage occasioned by such removal and in default thereof LANDLORD may effect said removal and repairs at TENANT ‘S expense.

Any improvements, alterations, repairs or maintenance will be performed in a workmanlike manner by qualified and licensed firms. TENANT further agrees not to allow any liens for non-payment to be placed on the Premises, and, if any liens do appear, TENANT agrees to deposit sufficient funds with LANDLORD to satisfy said lien or to bond said lien as permitted by law.

8. POSSESSION; QUIET ENJOYMENT. LANDLORD warrants that it has good title to the Premises, and that it will, at the beginning of the term hereof, deliver possession of the Premises to TENANT in good condition, free of all other tenancies. Each party hereto affirms and states it has full right and authority to enter into this Lease Agreement.

LANDLORD covenants and agrees that, so long as TENANT performs its obligations hereunder, TENANT shall have the undisturbed right to peaceable possession of the Leased Premises.

9. TAXES. During the term of the Lease, Tenant shall pay all taxes assessed against the personal property of TENANT located on the Premises as and when such taxes are due.

10. COMMENCEMENT. Notwithstanding the Term Commencement Date, if for any reason LANDLORD cannot deliver possession of the Premises to TENANT on said date, LANDLORD shall not be subject to any liability therefor, nor shall such failure affect the validity of the Lease or obligations of TENANT hereunder or extend the term hereof, but in such case TENANT shall not be obligated to pay rent until possession of the Premises is tendered to TENANT ; provided, however, that if LANDLORD shall not have delivered possession of the Premises within thirty (30) days from said commencement date, TENANT may at TENANT ‘S option, by notice in writing to LANDLORD within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from their respective obligations hereunder. If TENANT occupies the Premises prior to said commencement date, such occupancy shall not advance the termination date, and TENANT shall pay rent for such period at the initial monthly rates set forth.

11. SUBLEASE. TENANT shall NOT assign or transfer this Lease or any interest therein nor sublet said Premises or any part thereof without the written consent of the LANDLORD but such consent shall not be unreasonably withheld; nor shall this Lease be assignable or transferable by operation of law or by any process or proceeding of any court, or otherwise without the written consent of the LANDLORD.

12. TENANT ‘S PRIVATE AREA. The square footage computed by LANDLORD is enclosed within a perimeter line consisting of the outer wall or glass line of the Building and midpoint of the common walls separating the TENANT ‘S private area from common area of other tenants of the Building.

13. SUBORDINATION. This Lease and all the rights of the TENANT hereunder at the option of the LANDLORD will be subject and subordinate to all encumbrances created by LANDLORD. TENANT agrees to execute and deliver to LANDLORD from time to time within ten (10) days after written request by LANDLORD all instruments which might be required by LANDLORD to confirm such subordination.

14. INSOLVENCY. In the event of attempted assignment of this Lease to creditors, the institution of bankruptcy, corporate reorganization, trustee or receivership proceedings involving TENANT , any of such events shall forthwith and of themselves cancel and void this Lease, and possession of the Premises shall immediately pass to LANDLORD, at its option. If LANDLORD exercises its option to recover possession of the Premises upon the occurrence of one of such events, it shall not be held to have waived its cause of action against TENANT for its failure to perform fully the terms of this Lease prior to such event.

15. SALE BY LANDLORD. In the event LANDLORD transfers its interest in the Building, LANDLORD will thereby be released from any further obligation hereunder and LEESEE agrees to look solely to the transferee for the performance of such obligations. The agreement of TENANT to attorn to the transferee of the LANDLORD will survive any termination of rights of the LANDLORD in the Building and the TENANT agrees to execute and deliver to the designee of the LANDLORD from time to time within ten (10) days after written request therefore all instruments which might be required by the LANDLORD to confirm such attornment.

16. INDEMNITY. TENANT agrees to carry public liability insurance covering the Leased Premises and the business conducted therein, which insurance shall be in amount not less than $100,000.00 each person and $300,000.00 each occurrence. Such policies shall be for the benefit of LANDLORD and TENANT as their interest may appear, and TENANT shall furnish LANDLORD a certificate of said insurance. TENANT further agrees to indemnify LANDLORD from any and all damages to the contents of any portion of the Building herein leased, and from any action, claim or injuries arising from the maintenance, operation or use by TENANT , its employees, customers or invitees of the Premises by any person, or for any condition existing on said Premises under the control of TENANT or which condition is the responsibility of TENANT . In any suit or action for damages arising from alleged negligence of TENANT in which LANDLORD is included as a defendant, TENANT will assume all the burdens, costs and expenses of the defense thereof.

17. DESTRUCTION. In the event said Premises are partially destroyed or rendered partially unfit for their accustomed uses by fire, tornado, or any other casualty, LANDLORD shall at its expense, promptly restore the Premises to substantially the condition in which they were immediately prior to such casualty. From the date of such casualty until said Premises are restored, rent shall abate in such portion as the part of said Premises thus destroyed or rendered unfit bears to the total Premises. In the event the premises are totally destroyed or rendered wholly unfit for their accustomed uses by any casualty, LANDLORD may , at its option, elect to restore said Premises at its expense to substantially the condition they were in prior to such casualty, or LANDLORD may elect to terminate this Lease, such option to be exercised by notice from LANDLORD to Tenant not later than thirty days following such casualty. If LANDLORD fails to give such notice, this Lease shall terminate and TENANT shall be liable for rent only to the time of the casualty. The Premises shall be totally destroyed if the cost of restoration exceeds 50% of the fair market value of the improvements thereon prior to such casualty. TENANT shall receive pro rata refund of any sum paid in advance for the period during which the Premises are unfit for use, and rent shall abate during such time.

18. DEFAULT. If TENANT vacates or abandons said Premises or defaults in the payment of the rent reserved or any installation thereof, LANDLORD may, at its option, terminate this Lease or without such termination enter said Premises, remove TENANT ‘S property therefrom, and re-let the same for the account of TENANT for such rent and upon such terms as may be satisfactory to LANDLORD, without such reentry working a forfeiture of past or future rents to be paid or the covenants to be performed by TENANT during the full term hereof. In any event, TENANT shall pay any rent deficiency, each month thereafter, during the balance of the term hereof.

19. LIEN. All property of TENANT in or upon said Premises, whether or not exempt from execution, shall be subject to a lien for payment of the rent reserved and for any damages arising from any breach by TENANT of any of covenants herein. If default is made in the payment of any installation of the rent, or any part thereof, and if such default continues for ten (10) days after written notice thereof to TENANT , LANDLORD may take possession of said property of TENANT or any part thereof and sell it at public or private sale with or without auction, to the highest bidder for cash, and apply the proceeds of said sale first toward the cost of sale and then toward said debt or damages, any remainder to be paid to TENANT . In the event it becomes necessary for either party to take legal action for the enforcement of any obligation imposed upon the other by this Lease, the non-prevailing party will bear all of the costs and expenses of such auction, including reasonable attorney fees.

20. WAIVER AND NOTICE. Any assent, expressed or implied, by LANDLORD to any breach of any covenant or condition herein shall operate as such only in the specific instance and shall not be an assent or waiver thereof generally or of any specific breach thereof. The various rights, powers, elections and remedies of LANDLORD contained herein are cumulative, and no one of them shall be exclusive of other or of any allowed law. No right shall be exhausted by being exercised on one or more occasions. Time is of the essence hereof. Where provision is made herein for notice of any kind, it shall be deemed sufficient, if such notice is to TENANT , if addressed to TENANT at the Leased Premises; and if so to LANDLORD, if addressed to LANDLORD at the address shown in LEASE. Such notice shall be given by mail with postage prepaid. The provision contained herein, including any additional provisions, are the complete terms of the Lease, and no alterations or modifications of said terms shall be binding unless signed by both parties.

21. SUITABILITY. TENANT acknowledges that neither LANDLORD nor any agent of LANDLORD had made any representation or warranty with respect to the Premises or the suitability of the Premises for the conduct of TENANT ‘S business, nor has LANDLORD agreed to undertake any modification, alteration or improvement to the Premises except as provided in the Lease. The taking of possession of the Premises by TENANT shall conclusively establish that the Premises were at such time in satisfactory condition unless within fifteen (15) days after such date TENANT shall give LANDLORD written notice specifying in reasonable detail the respects in which the Premises or the Building were not in the satisfactory condition. By execution hereto, TENANT and LANDLORD acknowledge that they have investigated all representation of agents, and as such agents shall be relieved of all liability for future claims.

22. PROHIBITED USES. TENANT shall not use said Premises for any use other than that which is specified in the Lease, and shall not permit them to be used, for any other purpose, without first obtaining the written consent of LANDLORD. TENANT shall promptly and continuously comply with all laws, orders, and regulations of the State, County and City, affecting the use, occupation, safety and cleanliness of the Premises and the equipment of TENANT .

TENANT may not display or sell items or allow carts, portable signs, devices or any other objects to be stored or to remain outside the exterior walls and permanent doorways of the Premises. TENANT further agrees not to install any exterior lighting, amplifiers or similar devices or use in or about the Premises any advertising medium which may be heard or seen outside the Premises, such as flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts.

TENANT shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Premises or the Building or any of its contents, nor shall TENANT sell or permit any articles to be kept, used or sold in or about the Premises, which may be prohibited by a standard form policy of fire insurance. If LANDLORD’S insurance premium is increased as a result of TENANT ‘S business operation, TENANT agrees to pay said increase.

In the event Premises represent a section of a larger Building, TENANT shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building of which the Premises may be a part or injure or annoy them, or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall TENANT cause, maintain or permit any nuisance in, on, or about the Premises. TENANT shall not commit or allow to be committed any waste in or upon Premises. TENANT shall keep the Premises in a clean and wholesome condition, free of any objectionable noises, odors or nuisances.

23. TENANT HOLDOVER. If TENANT fails to surrender the Premises upon the termination or expiration of this Lease, with or without the express or implied consent of LANDLORD, such tenancy shall be at sufferance only, and shall not constitute a renewal hereof or an extension for any further term.

23.1. Rent. Under such tenancy at sufferance, Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period under this Lease, prorated based on the actual number of holdover days.

23.2. Rights Reserved. Such tenancy at sufferance shall be subject to every other applicable term, covenant and agreement contained in this Agreement. Nothing contained in this Article shall be construed as consent by Landlord to any holding over by TENANT, and LANDLORD expressly reserves the right to require TENANT to surrender possession of the Premises to LANDLORD as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Agreement or at law.

23.3 Indemnification. If TENANT fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to LANDLORD accruing there from, TENANT shall protect, defend, indemnify and hold LANDLORD harmless from all loss, costs (including reasonable attorney fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender (excluding such TENANT’S lost profits) and any lost profits to LANDLORD resulting therefrom, but only if the holdover continues beyond thirty (30) days and LANDLORD has notified TENANT of the existence of the new lease.

24. RIGHT TO SHOW SPACE. LANDLORD may show the Premises to prospective TENANT s at any reasonable hour during the last sixty (60) days of the term hereof. This Lease shall not be deemed renewed except upon written agreement to that effect. TENANT agrees that it will, without notice, deliver possession of said Premises to LANDLORD upon the expiration of the term hereof. In the event TENANT remains in possession of said Premises after the expiration of this Lease, without executing a new Lease, TENANT shall be deemed to occupy the Premises as a tenant from month to month, subject to all the terms hereof insofar as they are applicable to such a tenancy.

25. WAIVER OF SUBROGATION. LANDLORD releases and discharges TENANT from all liability which may arise out of the loss or destruction by fire or other casualty of the Leased Premises caused by the act or omission of TENANT or its agents. TENANT releases and discharges LANDLORD from all liability which may arise out of the loss or destruction by fire or other casualty of any property of TENANT which may be located upon the Premises caused by the act of LANDLORD or its agents. Each of the parties agrees to give notice of this provision to all companies which issue a policy of fire insurance upon the Premises, fixtures or contents.

26. CONDEMNATION. If during the term of the Lease more than forty (40%) of the parking lot and/or Building should be taken by eminent domain or condemnation for public or quasi-public use, or by private purchase in lieu thereof, this Lease shall terminate upon the election of either party by giving written notice to the other party within sixty (60) days after the taking of possession by the condemning authority. All funds derive from condemnation proceedings shall be paid direct to LANDLORD, and TENANT hereby assigns its interests in any such award to LANDLORD; provided, however, LANDLORD shall have no interest in any award made to TENANT for loss of business, fixtures or moving. If such a separate award is made to TENANT , then the LANDLORD shall not pay for moving expenses. Otherwise, LANDLORD agrees to pay for moving expenses to TENANT in such event.

27. DAMAGE TO PROPERTY. SUBJECT TO NORMAL WEAR AND TEAR OF THE USE OF THE SAID PREMISES, TENANT shall bear all risks of damage to the equipment, fixtures, furnishings, inventory, and supplies located on and situated in said Leased Premises and shall maintain adequate insurance thereof for his own protection as a result thereof. LANDLORD is relieved absolutely of any liability thereof, including, but not limited to, damages to any such property caused by gas, water, smoke, rain or snow, which may leak into, issue or form from any part said Building of which the Leased Premises are a part, or from pipes or plumbing work of said Building, or from any other place.

28. INTEREST ON PAST DUE OBLIGATION. Except as expressly herein provided, any amount not paid to LANDLORD when due shall bear interest at eighteen percent (18%) per annum from the due date. Payment of such interest shall not excuse or cure any default by TENANT under this Lease.

29. CORPORATE AUTHORITY. If TENANT is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that they are duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

30. INABILITY TO PERFORM. If either party hereto shall be delayed or prevented from the performance if any act required hereunder by reasons of strike, labor or trouble, acts of God or any other cause beyond the reasonable control of such party (financial inability excepted), and such party is otherwise without fault, then performance of such act shall be excused for the period of the delay, provided that the foregoing shall not excuse TENANT from the prompt payment of any rental or other charge required of TENANT hereunder unless otherwise specifically so stated in this Lease.

31. BINDING EFFECT. The covenants, terms, conditions, and agreements herein contained shall extend to and be binding upon the respective heirs, trustees, successors, executors, administrators, and assigns of the parties.

32. COMPLETE AGREEMENT. The covenants and conditions herein contained, together with any exhibits and addenda attached, are the full and complete terms of this Lease Agreement, and no alterations, amendments, or modifications of the same shall be binding, unless first reduced to writing and signed by both parties.

33. RESERVATION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease is effective as a lease upon execution and delivery thereof by LANDLORD and TENANT .

34. UTILITIES. TENANT agrees to pay for gas, electric current and all other utilities supplied to the Premises. If any utilities are not separately metered, then the rates charged to the Premises shall not exceed those of the local public utility company if its services were furnished directly to TENANT and shall not be less than its pro rata share of any jointly metered service as reasonably determined by LANDLORD. LANDLORD shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises, and such failure or interruption shall not entitle TENANT to terminate this Lease, unless it continues interrupted in excess of ten business days.

35. COMMON AREAS. LANDLORD shall maintain and repair the common areas of the Building in first class condition, to include the parking areas, sidewalks, landscaping, lawns, trash receptacles and enclosures and lighting. LANDLORD shall be responsible for snow and ice removal from the parking areas and sidewalks, for bulb replacement in the lighting, for utility charges for the common areas, for striping the parking areas as needed, and for security in the common areas.

36. TENANT IMPROVEMENTS ALL TENANT IMPROVEMENTS WILL BE THE RESPONSIBILITY OF THE TENANT.

37. ADDITIONAL COVENANTS. 1. Tenant agrees to vacate the space within 30 days after written notice from the Landlord, if the Landlord suffers damages from any Federal or State law that will damage the Landlord in any way by having Tenant occupy said space. 2. No cash payments for rent.

Commercial Lease

(Signature page)

TENANT :	Agro Capital Management Corp

	By:	/s/ Mr. Scott Benson
Mr. Scott Benson
Its CEO
Date:

LANDLORD:	Diamond Real Estate, LLC

	By:	/s/ Russell Kim
Russell Kim – ITS Manager
Date:

STATE OF OKLAHOMA	)
	)	SS:
COUNTY OF OKLAHOMA	)

Before me, the undersigned, a Notary Public, within and for said State, on this _____ day of _________________, 2022, personally appeared Scott Benson, to me known to be the identical person who subscribed the name of Scott Benson, the maker thereof to the within and foregoing instrument as its President and acknowledged to me that she executed the same as her free, voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes set forth.

In Testimony Whereof, I have hereunto set my hand and official seal the day and year last above written.

Notary Public
My Commission Expires:

STATE OF OKLAHOMA	)
	)	SS:
COUNTY OF OKLAHOMA	)

Before me, the undersigned, a Notary Public, within and for said State, on this _____ day of _________________, 2022, personally appeared Russell Kim, to me known to be the identical person who subscribed the name of Diamond Real Estate, LLC, the maker thereof to the within and foregoing instrument as its President and acknowledged to me that he executed the same as his free, voluntary act and deed, and as the free and voluntary act and deed of such corporation, for the uses and purposes set forth.

In Testimony Whereof, I have hereunto set my hand and official seal the day and year last above written.

Notary Public
My Commission Expires:

PERSONAL GUARANTY

FOR VALUE RECEIVED, and in consideration of the execution of the within Lease by Landlord, the undersigned guarantees to the Landlord, its successors and assigns, the full performance and observance of all the covenants, conditions and agreements therein contained to be performed and observed by the Tenant without requiring any notice of non-payment, non-performance, or non-observance, or proof of notice or demand whereby to charge the undersigned therefore, nor shall failure of the Landlord to enforce its rights against the Tenant or concessions made by the Landlord to the Tenant, affect the liability hereunder.

DATED this _____ day of ____________, 2021

Scott Benson, Individually

STATE OF OKLAHOMA	)
	)	SS:
COUNTY OF OKLAHOMA	)

Before me, the undersigned, a Notary Public, in and for said State, on this _____ day of ____________, August, personally appeared Scott Benson to me personally known to be the identical person who executed the within and foregoing instrument, and acknowledged to me that she executed the same as her free and voluntary act and deed for the uses and purposes therein set forth.

In Testimony Whereof, I have hereunto set my hand and official seal the day and year last above written.

Notary Public
My Commission Expires: